EXHIBIT 15(a)






                                             AMENDED

                                            EXHIBIT A

                                  THE DREYFUS/LAUREL FUNDS TRUST




INVESTOR SHARES:
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Dreyfus Core Value Fund
Dreyfus Special Growth Fund



CLASS A SHARES:
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Dreyfus Premier Managed Income Fund
DREYFUS PREMIER LIMITED TERM HIGH INCOME FUND



INSTITUTIONAL SHARES:
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Dreyfus Core Value Fund